Exhibit 99.1

FOR IMMEDIATE RELEASE

VOXX INTERNATIONAL CORPORATION REPORTS ITS FISCAL 2021 THIRD QUARTER FINANCIAL RESULTS

•	Fiscal 2021 third quarter net sales of $201.1 million increased approximately 83% year-over-year
•	Fiscal 2021 third quarter Adjusted EBITDA of $24.5 million, a year-over-year improvement of $18.7 million
•	Fiscal 2021 nine month net sales of $401.1 million, increased 36.5% year-over-year
•	Fiscal 2021 nine month Adjusted EBITDA of $35.1 million, a year-over-year improvement of $31.2 million
•	Balance sheet and cash position remain healthy with improvements anticipated by Fiscal 2021 year-end

ORLANDO, Fla., January 11, 2021 – VOXX International Corporation (NASDAQ: VOXX), a leading manufacturer and distributor of automotive and consumer technologies for the global markets, today announced financial results for its Fiscal 2021 third quarter and nine months ended November 30, 2020.

Commenting on the Company’s results, Pat Lavelle, President and Chief Executive Officer of VOXX International Corporation stated, “We delivered a very strong third quarter with all segments reporting higher sales and improved bottom-line performance. Within Automotive, demand for our EVOLVE rear-seat entertainment system with Amazon’s Fire TV continues to grow, with new OEM programs starting in our Fiscal 2022 second quarter, and the VSM and DEI acquisitions are fully integrated and performing well. Within Consumer, our premium audio product sales continue to increase significantly, as we have expanded our retail distribution, added key brands and enhanced our product offering. Further, the formation of 11 Trading Company is leading to new opportunities for us globally. Lastly, while the financial impact has yet to be felt, demand for EyeLock’s iris authentication solutions has increased since the start of the pandemic, as are conversations with respect to the strategic process. We are on track for one of the best years in our Company’s history from a profitability perspective and believe this is the beginning of the next wave of growth.”

Fiscal 2021 and Fiscal 2020 Third Quarter Financial Comparisons

Net sales in the Fiscal 2021 third quarter ended November 30, 2020 were $201.1 million, an increase of $91.0 million or 82.6%, as compared to $110.1 million in the Fiscal 2020 third quarter ended November 30, 2019.

•

Consumer Electronics segment net sales were $139.0 million as compared to $79.9 million, an increase of $59.1 million or 74.0%. The year-over-year growth was driven by higher premium audio product sales, which increased by $59.4 million or 111.6%. Higher sales of premium wireless computer speaker systems and premium mobility products, expanded retail distribution, and sales from the new distribution agreement with Onkyo and Pioneer Corporation drove the significant year-over-year increase. Other consumer electronics product sales of $26.4 million declined by $0.3 million or 1.1%, as compared to $26.7 million.

•

Automotive Electronics segment net sales were $61.5 million as compared to $30.0 million, an increase of $31.5 million or 105.1%. OEM product sales of $14.1 million increased by $3.5 million or 32.6%. Aftermarket product sales of $47.4 million increased by $28.0 million or 144.9%. The year-over-year growth within the segment was primarily driven by the Vehicle Safety Holding Corp. (“VSM”) and Directed, LLC and Directed Electronics Canada Inc. (“Directed” or “DEI”) acquisitions, as well as higher sales of OEM rear-seat entertainment systems and aftermarket security and remote start products.

•	Biometrics segment sales of $0.3 million were up $0.2 million or 148.6% due to higher sales of EXT and NXT products.

VOXX International Reports Its Fiscal 2021 Third Quarter Results

The gross margin in the Fiscal 2021 third quarter was 28.9%, up 30 basis points compared to the prior fiscal year period. Driving the year-over-year increase was a 560-basis point gross margin improvement in the Automotive Electronics segment, primarily from the acquisitions of VSM and DEI, higher sales of higher margin aftermarket remote start and security products, and an increase in sales of OEM rear-seat entertainment systems. This was partially offset by a 180-basis point gross margin decline in the Consumer Electronics segment, primarily due to premium audio product mix, holiday promotions, and certain product line close-outs in light of new premium audio products coming to market. While Consumer Electronics segment gross margin declined year-over-year, gross profit increased by $16.5 million or 64.3%. Biometrics segment margins increased for the comparable period but the overall impact was minimal.

Total operating expenses in the Fiscal 2021 third quarter were $39.6 million, as compared to $31.3 million in the comparable Fiscal 2020 period, an increase of $8.2 million or 26.3%. The increase in operating expenses for the comparable periods was primarily related to operating expenses of the previously acquired VSM and DEI businesses, which accounted for approximately $4.7 million during the Fiscal 2021 third quarter. The remaining increases were primarily due to higher commission expense as a result of higher sales, new hires, increased salaries due to performance, higher professional fees, and an increase in research and development expenses due to the timing of new product launches compared to the prior year, among other factors. The Company continues to monitor its spending as it looks to lower fixed expenses and improve bottom-line performance.

The Company reported operating income of $18.6 million in the Fiscal 2021 third quarter, as compared to operating income of $0.1 million in the comparable year-ago period, an improvement of $18.4 million. Net income attributable to VOXX International Corporation was $18.3 million in the Fiscal 2021 third quarter, as compared to net income attributable to VOXX International Corporation of $2.5 million in the Fiscal 2020 third quarter, an improvement of $15.8 million. On a per share basis, in the Fiscal 2021 third quarter, the Company reported basic and diluted income per share attributable to VOXX International Corporation of $0.75 and $0.74, respectively, as compared to basic and diluted income per share attributable to VOXX International Corporation of $0.10 in the comparable year-ago period.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) was $23.8 million in the Fiscal 2021 third quarter, as compared to EBITDA of $8.6 million in the Fiscal 2020 third quarter, an improvement of $15.2 million. Adjusted EBITDA in the Fiscal 2021 third quarter was $24.5 million, as compared to Adjusted EBITDA of $5.8 million in the comparable year-ago period, an improvement of $18.7 million.

Fiscal 2021 and Fiscal 2020 Nine-Month Financial Comparisons

Net sales in the Fiscal 2021 nine-month period ended November 30, 2020 were $401.1 million, an increase of $107.3 million or 36.5%, as compared to $293.8 million in the Fiscal 2020 nine-month period ended November 30, 2019. On a segment basis for the comparable Fiscal 2021 and Fiscal 2020 nine-month periods:

•	Consumer Electronics segment net sales were $288.5 million as compared to $206.6 million, an increase of $81.9 million or 39.7% year-over-year.

•	Automotive Electronics segment net sales were $111.4 million as compared to $86.5 million, an increase of $24.9 million or 28.8%.

•	Biometrics segment net sales were $0.7 million as compared to $0.4 million, an increase of $0.3 million or 76.6%.

VOXX International Reports Its Fiscal 2021 Third Quarter Results

The gross margin in the Fiscal 2021 nine-month period was 29.0%, up 130 basis points compared to the prior fiscal year period. Driving the year-over-year increase was a 180-basis point gross margin improvement in the Automotive Electronics segment and a 70-basis point gross margin improvement in the Consumer Electronics segment.

Total operating expenses in the Fiscal 2021 nine-month period were $96.8 million, as compared to $96.0 million in the comparable Fiscal 2020 period, an increase of $0.8 million or 0.9%. Approximately $9.4 million of operating expenses were related to the VSM and DEI acquisitions that were not in the comparable Fiscal 2020 nine-month period. Excluding the operating expenses associated with acquisitions, total operating expenses declined by $8.5 million or 8.9%.

For the Fiscal 2021 nine-month period, the Company reported operating income of $19.4 million, as compared to an operating loss of $14.7 million in the comparable year-ago period, an improvement of $34.1 million. Net income attributable to VOXX International Corporation was $17.3 million in the Fiscal 2021 nine-month period, as compared to a net loss attributable to VOXX International Corporation of $4.6 million in the comparable year-ago period, an improvement of $22.0 million. On a per share basis, the Company reported basic and diluted income per share attributable to VOXX International Corporation of $0.72 and $0.71 in the Fiscal 2021 nine-month period, respectively, as compared to a basic and diluted loss per share attributable to VOXX International Corporation of $0.19 in the Fiscal 2020 nine-month period.

For the Fiscal 2021 nine-month period, EBITDA was $34.1 million, as compared to EBITDA of $7.1 million in the comparable Fiscal 2020 nine-month period, an improvement of $27.0 million. Adjusted EBITDA in the Fiscal 2021 nine-month period was $35.1 million, as compared to Adjusted EBITDA of $3.9 million in the comparable year-ago period, an improvement of $31.2 million.

Balance Sheet Update

As of November 30, 2020, the Company had cash and cash equivalents of $21.3 million, as compared to cash and cash equivalents of $37.4 million as of February 29, 2020. The decline is due to the repayment of $20.0 million outstanding on the Company’s Domestic Credit Facility. There was nothing outstanding as of November 30, 2020. Additionally, the decline was due to working capital needed to support higher sales in the Company’s Fiscal 2021 third quarter and anticipated increases in the Company’s Fiscal 2021 fourth quarter, as well as the cash used to fund the DEI acquisition. The Company expects to end Fiscal 2021 with a higher cash position compared to Fiscal 2020 year-end.

As of November 30, 2020, total debt stood at $7.2 million as compared to $8.2 million as of February 29, 2020. The total debt as of quarter-end relates solely to the Company’s Florida mortgage. Total long-term debt, net of debt issuance costs stood at $6.0 million as of November 30, 2020 as compared to $6.1 million as of February 29, 2020.

Conference Call and Webcast Information

VOXX International will be hosting its conference call on Tuesday, January 12, 2021 at 10:00 a.m. Eastern. Interested parties can participate by visiting www.voxxintl.com and clicking on the webcast in the Investor Relations section or via teleconference (toll-free: 877-303-9079; international: 970-315-0461 / conference ID: 7656347). A replay will be available on the Company’s website approximately one hour after the completion of the call.

VOXX International Reports Its Fiscal 2021 Third Quarter Results

Non-GAAP Measures

EBITDA, Adjusted EBITDA, and Diluted Adjusted EBITDA per common share are not financial measures recognized by GAAP. EBITDA represents net income (loss) attributable to VOXX International Corporation, computed in accordance with GAAP, before interest expense and bank charges, taxes, and depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense, certain settlements, gains, and life insurance proceeds. Depreciation, amortization, and stock-based compensation are non-cash items. Diluted Adjusted EBITDA per common share represents the Company's diluted earnings per common share based on Adjusted EBITDA.

We present EBITDA, Adjusted EBITDA, and Diluted Adjusted EBITDA per common share in this Form 10-Q because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted EBITDA and Diluted Adjusted EBITDA per common share help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash impact on our current operating performance. In addition, the exclusion of certain costs or gains relating to certain events allows for a more meaningful comparison of our results from period-to-period. These non-GAAP measures, as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA, Adjusted EBITDA, and Diluted Adjusted EBITDA per common share should not be assessed in isolation from, are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP.

About VOXX International Corporation
VOXX International Corporation (NASDAQ: VOXX) has grown into a worldwide leader in Automotive Electronics and Consumer Electronics, with emerging Biometrics technology to capitalize on the increased need for advanced security. Over the past several decades, with a portfolio of approximately 35 trusted brands, VOXX has built market-leading positions in in-vehicle entertainment, automotive security, reception products, a number of premium audio market segments, and more. VOXX is a global company, with an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and many of the world's leading automotive manufacturers. For additional information, please visit our website at www.voxxintl.com.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release constitute forward-looking statements and thus may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to the: risk factors described in the Company's annual report on Form 10-K for the fiscal year ended February 29, 2020 and other filings made by the Company from time to time with the SEC. The factors described in such SEC filings include, without limitation: the impact of the COVID-19 outbreak on the Company's results of operations, the Company's ability to realize the anticipated results of its business realignment; cybersecurity risks; risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the automotive electronics, consumer electronics and biometrics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; foreign currency fluctuations; and restrictive debt covenants. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. The Company assumes no obligation and does not intend to update these forward-looking statements.

Investor & Media Relations Contact:

Glenn Wiener, GW Communications (for VOXX)

Email: gwiener@GWCco.com

Tables to Follow

VOXX International Corporation and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	November 30, 2020	February 29, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,337	$37,425
Accounts receivable, net	155,322	69,714
Inventory	138,607	99,110
Receivables from vendors	251	230
Prepaid expenses and other current assets	17,880	10,885
Income tax receivable	454	456
Total current assets	333,851	217,820
Investment securities	1,827	2,282
Equity investment	22,182	21,924
Property, plant and equipment, net	52,124	51,424
Operating lease, right of use asset	4,811	3,143
Goodwill	58,928	55,000
Intangible assets, net	92,797	88,288
Deferred income tax assets	56	52
Other assets	1,413	1,638
Total assets	$567,989	$441,571
Liabilities, Redeemable Equity, and Stockholders' Equity
Current liabilities:
Accounts payable	$80,177	$22,096
Accrued expenses and other current liabilities	55,695	34,046
Income taxes payable	3,166	1,523
Accrued sales incentives	27,883	12,250
Contract liabilities, current	3,396	—
Current portion of long-term debt	500	1,107
Total current liabilities	170,817	71,022
Long-term debt, net of debt issuance costs	5,973	6,099
Finance lease liabilities, less current portion	386	720
Operating lease liabilities, less current portion	3,813	2,391
Contract liabilities, less current portion	1,016	—
Deferred compensation	1,827	2,282
Deferred income tax liabilities	7,975	3,828
Other tax liabilities	1,123	1,225
Other long-term liabilities	5,570	3,294
Total liabilities	198,500	90,861
Commitments and contingencies
Redeemable equity	2,959	2,481
Stockholders' equity:
Preferred stock:
No shares issued or outstanding	—	—
Common stock:
Class A, $.01 par value, 60,000,000 shares authorized, 24,416,194 and 24,306,194 shares issued and 21,666,976 and 21,556,976 shares outstanding at November 30, 2020 and February 29, 2020, respectively	245	244
Class B Convertible, $.01 par value, 10,000,000 shares authorized, 2,260,954 shares issued and outstanding at both November 30, 2020 and February 29, 2020	22	22
Paid-in capital	300,107	299,228
Retained earnings	139,458	122,139
Accumulated other comprehensive loss	(16,046)	(19,055)
Less: Treasury stock, at cost, 2,749,218 shares of Class A Common Stock at both November 30, 2020 and February 29, 2020	(23,918)	(23,918)
Less: Redeemable equity	(2,959)	(2,481)
Total VOXX International Corporation stockholders' equity	396,909	376,179
Non-controlling interest	(30,379)	(27,950)
Total stockholders' equity	366,530	348,229
Total liabilities, redeemable equity, and stockholders' equity	$567,989	$441,571

VOXX International Corporation and Subsidiaries

Unaudited Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except share and per share data)

	Three months ended November 30,		Nine months ended November 30,
	2020	2019	2020	2019
Net sales	$201,065	$110,112	$401,084	$293,812
Cost of sales	142,937	78,648	284,905	212,570
Gross profit	58,128	31,464	116,179	81,242
Operating expenses:
Selling	12,761	9,580	30,190	28,162
General and administrative	21,128	16,689	51,668	51,896
Engineering and technical support	5,676	5,059	14,942	15,901
Total operating expenses	39,565	31,328	96,800	95,959
Operating income (loss)	18,563	136	19,379	(14,717)
Other (expense) income:
Interest and bank charges	(471)	(751)	(2,334)	(2,635)
Equity in income of equity investee	1,761	967	4,506	3,672
Gain on sale of real property	—	4,057	—	4,057
Investment gain	42	—	42	775
Other, net	(121)	(322)	21	1,869
Total other income, net	1,211	3,951	2,235	7,738
Income (loss) before income taxes	19,774	4,087	21,614	(6,979)
Income tax expense	2,334	2,720	6,724	1,190
Net income (loss)	17,440	1,367	14,890	(8,169)
Less: net loss attributable to non-controlling interest	(811)	(1,097)	(2,429)	(3,521)
Net income (loss) attributable to VOXX International Corporation	$18,251	$2,464	$17,319	$(4,648)
Other comprehensive income (loss):
Foreign currency translation adjustments	79	(295)	3,608	(1,321)
Derivatives designated for hedging	(43)	13	(514)	(271)
Pension plan adjustments	(6)	2	(85)	25
Other comprehensive income (loss), net of tax	30	(280)	3,009	(1,567)
Comprehensive income (loss) attributable to VOXX International Corporation	$18,281	$2,184	$20,328	$(6,215)
Income (loss) per share - basic: Attributable to VOXX International Corporation	$0.75	$0.10	$0.72	$(0.19)
Income (loss) per share - diluted: Attributable to VOXX International Corporation	$0.74	$0.10	$0.71	$(0.19)
Weighted-average common shares outstanding (basic)	24,197,786	24,418,313	24,196,393	24,458,926
Weighted-average common shares outstanding (diluted)	24,677,525	24,625,410	24,532,329	24,458,926

Reconciliation of GAAP Net Income Attributable to VOXX International Corporation to EBITDA, Adjusted EBITDA, and Diluted Adjusted EBITDA per Common Share

	Three months ended November 30,		Nine months ended November 30,
	2020	2019	2020	2019
Net income (loss) attributable to VOXX International Corporation	$18,251	$2,464	$17,319	$(4,648)
Adjustments:
Interest expense and bank charges (1)	325	625	1,907	2,269
Depreciation and amortization (1)	2,904	2,796	8,128	8,313
Income tax expense	2,334	2,720	6,724	1,190
EBITDA	23,814	8,605	34,078	7,124
Stock-based compensation	768	471	1,454	1,816
Gain on sale of real property	—	(4,057)	—	(4,057)
Settlement of Hirschmann working capital	—	804	—	804
Investment gain	(42)	—	(42)	(775)
Life insurance proceeds	—	—	(420)	(1,000)
Adjusted EBITDA	$24,540	$5,823	$35,070	$3,912
Diluted income (loss) per common share attributable to VOXX International Corporation	$0.74	$0.10	$0.71	$(0.19)
Diluted Adjusted EBITDA per common share attributable to VOXX International Corporation	$0.99	$0.24	$1.43	$0.16

(1)

For purposes of calculating Adjusted EBITDA for the Company, interest expense and bank charges, as well as depreciation and amortization, have been adjusted in order to exclude the non-controlling interest portion of these expenses attributable to EyeLock LLC.